TRADED: NYSE: STO

For Further Information Contact:


Randolph C. Read                       Ira N. Stone
Senior Vice President--                Senior Vice President-
Chief Financial &                      Chief Marketing,
Planning Officer                       Communications & Public
(312) 580-4604                         Affairs Officer
                                       (312) 580-4608


For Immediate Release:


 STONE CONTAINER ANNOUNCES SWEEPING CORPORATE REPOSITIONING

              . OVER $1.5 BILLION DEBT REDUCTION
              . SALE OF STONE CONTAINER CANADA
                INCLUDING:  ABITIBI-CONSOLIDATED HOLDINGS
                            PONTIAC PULP MILL
                            MacMILLAN-BATHURST JOINT VENTURE
          . REMAINING PULP OPERATIONS TO BE MONETIZED
         . SALE OR MONETIZATION OF CERTAIN OTHER ASSETS


CHICAGO, October 27, 1997 -- Stone Container Corporation announced today that its Board of Directors has approved a sweeping corporate repositioning plan that is anticipated to result in debt reduction in excess of $1.5 billion. The Company's plan will involve:

 . The sale of Stone Container (Canada) Inc., which assets include:

    .   48.8 million shares of Abitibi-Consolidated Inc.

    . the 210,600 tonne per year specialty pulp mill at Portage-du-Fort ("Pontiac"), Quebec.

    .   a 50% interest in Canadian corrugated box manufacturer
        MacMillan-Bathurst.

 . The monetization of Stone's remaining pulp operations.

 . The sale or monetization of certain other assets of Stone
  Container.



Roger W. Stone, Chairman, President, and Chief Executive Officer stated: "This repositioning of our Company focuses our operations exclusively in our unbleached paper and packaging business, where Stone Container is a world leader. We believe these transactions will substantially enhance shareholder value and are in keeping with our commitment to improve our balance sheet."

Randolph C. Read, Senior Vice President and Chief Financial and Planning Officer stated, "These innovatively structured sales and monetizations are intended to provide maximum proceeds available to reduce debt and move toward our goal of becoming an investment grade credit. At the same time, the Company will focus its efforts and energies in developing its unbleached paper and packaging business, which we believe should provide the basis for improved returns to our shareholders over the long term."

The repositioning of Stone Container is expected to produce significant benefits for the Company, including:

   .  Reduction of indebtedness in excess of $1.5 billion.

   . Improvement in the capital structure and debt leverage ratios of the Company.

   . Improvement in cash flow and reported earnings resulting from reduced interest payments as the result of debt reduction.

   . Anticipated reduction of the magnitude of cyclical earnings swings of the remaining unbleached business compared with the Company before the repositioning.

   . With a narrowed focus and product mix, the Company should be able to dedicate additional resources to its remaining core business.

   . The Company believes all these actions combined should result in incremental shareholder value.


Sale of Stone Container (Canada) Inc.

Stone Container has entered into a letter of intent with CIBC Wood Gundy Capital, a division of Canadian Imperial Bank of Commerce, to sell all the issued and outstanding shares of Stone Container (Canada) Inc. ("Stone Canada"). Upon the successful completion of the sale, the proceeds therefrom will be used for debt reduction.

Stone Container will restructure certain of its Canadian holdings prior to the sale of Stone Canada. As a result, the following assets will be owned by Stone Canada at the time of the sale:

Abitibi-Consolidated Inc. 48,800,800 shares of common stock of Abitibi-Consolidated Inc. ("ABY"), which represents approximately
25.2% of the outstanding shares of ABY.

Pontiac Pulp Operations: The specialty hardwood Pontiac pulp mill located at Portage-du-Fort, Quebec. Pontiac is one of the world's most technically advanced market pulp mills, manufacturing high bright, low dirt pulps. The product line of the mill is primarily photographic pulp, of which it is the world's largest supplier. The mill has an annual capacity of 210,600 metric tons.

MacMillan-Bathurst: A 50% interest in the corrugated box joint venture operation in Canada, MacMillan-Bathurst. The remaining
50% interest is owned by MacMillan Bloedel Ltd.

The closing of the sale of Stone Canada is subject to certain conditions, including the completion of a definitive purchase/sale agreement, approval of same by each company's Board of Directors, receipt of a tax ruling and any required approvals.


Remaining Pulp Operations

Stone Container intends to monetize its remaining pulp assets, which includes its pulp operations at Panama City, Florida, Port Wentworth, Georgia, and Bathurst, New Brunswick, Canada, which operations will be condominiumized with Stone's containerboard operations at the same sites. The monetization will not include those containerboard operations. The monetization will also include Stone's ownership interests in Stone Venepal (Celgar)
Pulp Inc. at Castlegar, British Columbia, Canada.   The
monetization of these pulp operations will contribute cash and securities to Stone Container which will be used for debt reduction. The Company has developed a plan for monetizing the pulp operations with its financial advisor on this transaction.

The monetization is subject to various conditions, including receiving consent from Stone's senior lenders and final approval of Stone's Board of Directors.



Other Assets

Additionally, the Company is exploring options regarding the sale or monetization of certain of its other assets.


Strategic Positioning For The Future

With the refined focus of the Company, it will be the intention of Stone Container to exclusively develop and grow its unbleached paper and packaging business. Looking forward, the Company plans to optimize its mill system while increasing product integration. This should result in higher profits for the Company and less cyclicality in its earnings swings over the product cycles. The goal is to become a net buyer of containerboard and paper grades in the marketplace, while continuing to be a major seller and exporter in these grades. In addition to its leading North American position, the Company will look to grow and expand its international business.

The Company is today the world leader in unbleached paper and packaging products, including:

 . Stone is the world's largest producer of unbleached mill products.

 . Stone is the world's largest converter of corrugated containers and industrial and retail bags.

 .  Stone is the world's largest exporter of containerboard.

Mr. Stone commented further that, "A key impetus for implementing this strategy is to streamline the focus of the Company on its core business, which consists of its unbleached paper and packaging operations. Over the long term, we believe this is the area where we can maximize shareholder value."

Mr. Read commented further, "This planned reduction of indebtedness of over $1.5 billion, positions Stone Container's balance sheet as a better capitalized company. Cash flows from the unbleached packaging side of the business will continue to represent the bulk of the earnings power of the Company and we can now focus on expanding this core business in a fundamentally prudent fashion. It is the intent of the Company to achieve and maintain an investment grade credit rating."




Stone Container Corporation is the world's largest unbleached paper and packaging producer. Its product lines include containerboard, corrugated containers, kraft paper, and paper bags and sacks.

Headquartered in Chicago, the Company has manufacturing facilities and sales offices in North America, Europe, Central and South America, Australia, and Asia.













FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the Company's control, including: the impact of general economic conditions in the U.S. and Canada and in countries in which the Company and its subsidiaries currently do business; industry conditions; stock market volatility and market valuations of companies, including Abitibi-Consolidated Inc.'s stock price; the negotiation and execution of definitive agreements with respect to the announced transactions and the final valuations thereof; and obtaining required approvals of debt holders and regulatory authorities. The Company's actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, including the amount of proceeds, that the Company will derive therefrom.